Exhibit 31.4

CERTIFICATION

I, Randel G. Owen, certify that:

1.               I have reviewed this Amendment No. 1 to the Form 10-K of Emergency Medical Services L.P.;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2011

/s/ Randel G. Owen
Name:	Randel G. Owen
Title:	Chief Financial Officer
Emergency Medical Services Corporation, as
general partner of Emergency Medical Services L.P.